Exhibit 99.3

Contacts:
Dennis Meulemans	Scott Brittain
Chief Financial Officer	Corporate Communications, Inc.
Addus HomeCare	(615) 324-7308
(630) 296-3400	scott.brittain@cci-ir.com
dmeulemans@addus.com

ADDUS HOMECARE NAMES MAXINE HOCHHAUSER COO

DARBY ANDERSON NAMED CHIEF BUSINESS DEVELOPMENT AND

STRATEGY OFFICER

CFO DENNIS MEULEMANS ANNOUNCES PLANNED RETIREMENT

Downers Grove, Ill (December 15, 2014) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of home and community-based services that primarily are social in nature, provided in the home and focused on the dual eligible population, today announced the appointment of Maxine Hochhauser as Chief Operating Officer and the promotion of Darby Anderson to Chief Business Development and Strategy Officer.

Mark Heaney, President and Chief Executive Officer of Addus, said, “The addition of Maxine Hochhauser as COO is a reflection of the growing recognition of personal care services as a more relevant and highly valued component in the healthcare continuum. Maxine is a proven and highly regarded healthcare operations executive, who understands the increasing role of managed care in our business and, through re-engineering our care system, our opportunity to provide MCO’s great value as we directly engage with consumers.”

Hochhauser’s nearly 30 years of healthcare experience has focused mostly on home health and home care operations. She joins Addus, from Amedisys, Inc. where she was Senior Vice President, Enterprise Operations, which included overseeing the Physician Housecall practice, Palliative Care and the House Essentials Program. She also implemented targeted strategic initiatives related to developing new product lines including health system joint ventures and ACO participation. Previously, Hochhauser was CEO of AllianceCare, a private-equity owned home health care company; President and CEO of Visiting Nurse Regional Healthcare System in Brooklyn, NY; and EVP/COO – Delivery System at Metropolitan Jewish Health System in Brooklyn, NY, where she oversaw home health agencies, long-term home health programs, adult day care, skilled nursing facilities and hospice services.

Heaney added, “Darby Anderson’s promotion to Chief Business Development and Strategy Officer reflects our commitment to taking advantage of increasing growth opportunities for Addus through our organic and acquisition growth strategies. The focus of these strategies includes our traditional payors, as well as expanding our relationships with MCOs. These opportunities will now have the full focus of an 18-year veteran of Addus, who has demonstrated his business development capabilities across our payor base and in executing our acquisition strategy.”

Anderson’s career at Addus has included senior management positions in operations, development and government relations. Most recently he has served as Senior Vice President to which he was promoted from Vice President of Home and Community Services.

- MORE -

ADUS Names Maxine Hochhauser Chief Operating Officer

December 15, 2014

Addus also announced today that Dennis Meulemans, Chief Financial Officer, plans to retire from the Company in 2015 after a new CFO is named and an appropriate transition period. Heaney commented, “Over the past four years, Addus has greatly benefited from Dennis’s nearly 40 years in healthcare management and finance. We appreciate his many contributions to the Company’s growth and financial strength. We wish him well in the years to come.”

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the anticipated transition to managed care providers, expected benefits and costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2014, and in Addus HomeCare’s Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission on May 7, 2014, August 11, 2014, and November 7, 2014, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Addus

Addus is a comprehensive provider of home and community-based services that primarily are social in nature, provided in the home and focused on the dual eligible population. Addus’ services include personal care and assistance with activities of daily living, and adult day care. Addus’ consumers are individuals who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations commercial insurers and private individuals. For more information, please visit www.addus.com.

- END -